Exhibit 99.1

Vroom Announces First Quarter 2023 Results

Continued Progress on Long-Term Roadmap Driving GPPU Improvement and Cost Reductions

NEW YORK – May 9, 2023 – Vroom, Inc. (Nasdaq:VRM), a leading ecommerce platform for buying and selling used vehicles, today announced financial results for the first quarter ended March 31, 2023.

HIGHLIGHTS OF FIRST QUARTER 2023 VERSUS FOURTH QUARTER 2022

•
Ecommerce gross profit per unit of $2,552 as compared to $1,233
•
Net loss of ($75.0) million as compared to net income of $24.8 million, due to gain on debt extinguishment of $126.8 million in the fourth quarter of 2022
•
Adjusted EBITDA of $(64.8) million as compared to $(74.8)1 million
•
Adjusted EBITDA excluding securitization gain and non-recurring costs of $(64.1) million as compared to $(74.4)1 million
•
Adjusted EBITDA includes approximately $5.0 million negative impact of up-front expenses related to 2023-1 securitization
•
Reduced sequential cost per unit in 4 out of 5 SG&A financial levers outlined in our Long-Term Roadmap
•
Completed reductions in force in January and April resulting in approximately $42.0 million of anticipated annualized cost savings

Tom Shortt, Chief Executive Officer of Vroom, said, “In the first quarter of 2023, consistent with our Long-Term Roadmap, we continued to make progress on our three key objectives and four strategic initiatives, improving adjusted EBITDA by $10.0 million1 sequentially. Ecommerce gross profit per unit (GPPU) increased from $1,233 in Q4 2022 to $2,552 in Q1 2023, benefiting from GPPU on unaged units, which approximated our Q3 2022 GPPU, as well as electric vehicle inventory reserves taken in Q4 2022. During the first quarter of 2023, 77% of our units sold were aged units, or units held greater than 180 days. We continued to drive process improvements across titling and registration, pricing, marketing, sales, reconditioning and logistics, and also began to ramp up marketing and unit acquisitions in order to position the Company for growth going forward.”

Bob Krakowiak, Vroom’s Chief Financial Officer, commented, “We succeeded in reducing per-unit costs across 1) logistics, 2) sales, 3) titling, registration and support, and 4) fixed costs. We completed reductions in force in January and April 2023 which we expect to generate annualized cost savings of approximately $42 million. We further strengthened our balance sheet by repurchasing $15 million of our convertible notes and enhanced our liquidity by executing the 2023-1 securitization at UACC. During 2023, we will continue to pursue opportunities to reduce costs, strengthen our balance sheet and enhance our liquidity.”

1 We have recast Adjusted EBITDA for the three months ended December 31, 2022 to conform to current period presentation. See "Non-GAAP Financial Measures" below.

FIRST QUARTER 2023 FINANCIAL DISCUSSION

All financial comparisons for the first quarter are on a year-over-year basis unless otherwise noted.

Ecommerce Results

	Three Months Ended March 31,
	2023	2022	Change	% Change
	(in thousands, except unit data and average days to sale)
Ecommerce units sold	3,933	19,473	(15,540)	(79.8)%
Ecommerce revenue:
Vehicle revenue	$124,107	$652,625	$(528,518)	(81.0)%
Product revenue	11,526	22,739	(11,213)	(49.3)%
Total ecommerce revenue	$135,633	$675,364	$(539,731)	(79.9)%
Ecommerce gross profit:
Vehicle gross (loss) profit	$(594)	$11,581	$(12,175)	(105.1)%
Product gross profit	10,629	22,739	(12,110)	(53.3)%
Total ecommerce gross profit	$10,035	$34,320	$(24,285)	(70.8)%
Average vehicle selling price per ecommerce unit	$31,555	$33,514	$(1,959)	(5.8)%
Product revenue per ecommerce unit	2,931	1,168	1,763	150.9%
Gross profit per ecommerce unit:
Vehicle gross (loss) profit per ecommerce unit	$(151)	$595	$(746)	(125.4)%
Product gross profit per ecommerce unit	2,703	1,168	1,535	131.4%
Total gross profit per ecommerce unit	$2,552	$1,763	$789	44.8%
Ecommerce average days to sale	279	91	188	206.5%

Results by Segment

	Three Months Ended March 31,
	2023	2022(1)	Change	% Change
	(in thousands, except unit data)
Units:
Ecommerce	3,933	19,473	(15,540)	(79.8)%
Wholesale	1,169	10,113	(8,944)	(88.4)%
All Other (2)	356	1,699	(1,343)	(79.0)%
Total units	5,458	31,285	(25,827)	(82.6)%

Revenue:
Ecommerce	$135,633	$675,364	$(539,731)	(79.9)%
Wholesale	13,895	139,984	(126,089)	(90.1)%
Retail Financing (3)	31,988	47,687	(15,699)	(32.9)%
All Other (4)	14,951	60,740	(45,789)	(75.4)%
Total revenue	$196,467	$923,775	$(727,308)	(78.7)%
Gross profit (loss):
Ecommerce	$10,035	$34,320	$(24,285)	(70.8)%
Wholesale	62	(2,753)	2,815	102.3%
Retail Financing (3)	25,774	44,963	(19,189)	(42.7)%
All Other (4)	2,934	5,110	(2,176)	(42.6)%
Total gross profit	$38,805	$81,640	$(42,835)	(52.5)%
Gross profit (loss) per unit (5):
Ecommerce	$2,552	$1,763	$789	44.8%
Wholesale	$53	$(272)	$325	119.5%

(1)
In the second quarter of 2022, we reevaluated our reporting segments based on relative revenue and gross profit and significance in our long term strategy. As a result of that analysis, we determined to no longer report TDA as a separate operating segment. As of June 30, 2022, we are organized into three reportable segments: Ecommerce, Wholesale, and Retail Financing. We reclassified TDA revenue and TDA gross profit from the TDA reportable segment to the “All Other” category to conform to current year presentation.
(2)
All Other units consist of retail sales of used vehicles from TDA.
(3)
The Retail Financing segment represents UACC’s operations with its network of third-party dealership customers as of the closing of the UACC acquisition in February 2022.
(4)
All Other revenues and gross profit consist of retail sales of used vehicles from TDA and fees earned on sales of value-added products associated with those vehicles sales and the CarStory business.
(5)
Gross profit per unit metrics exclude the Retail Financing gross profit and All Other gross profit.

SG&A

	Three Months Ended March 31,
	2023	2022	Change	% Change
	(in thousands)
Compensation & benefits	$50,666	$74,525	$(23,859)	(32.0)%
Marketing expense	11,471	33,735	(22,264)	(66.0)%
Outbound logistics	2,072	26,748	(24,676)	(92.3)%
Occupancy and related costs	4,741	5,646	(905)	(16.0)%
Professional fees	6,592	13,299	(6,707)	(50.4)%
Software and IT costs	9,340	10,823	(1,483)	(13.7)%
Other	11,655	23,218	(11,563)	(49.8)%
Total selling, general & administrative expenses	$96,537	$187,994	$(91,457)	(48.6)%

Non-GAAP Financial Measures

In addition to our results determined in accordance with U.S. GAAP, we believe the following non-GAAP financial measures are useful in evaluating our operating performance:

•
EBITDA;
•
Adjusted EBITDA;
•
Adjusted EBITDA excluding non-recurring costs to address operational and customer experience issues;
•
Adjusted EBITDA excluding securitization gain;
•
Adjusted EBITDA excluding securitization gain and non-recurring costs to address operational and customer experience issues;

These non-GAAP financial measures have limitations as analytical tools in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with U.S. GAAP. Because of these limitations, these non-GAAP financial measures should be considered along with other operating and financial performance measures presented in accordance with U.S. GAAP. The presentation of these non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with U.S. GAAP. We have reconciled all non-GAAP financial measures with the most directly comparable U.S. GAAP financial measures.

EBITDA, Adjusted EBITDA, Adjusted EBITDA excluding non-recurring costs to address operational and customer experience issues, Adjusted EBITDA excluding securitization gain, and Adjusted EBITDA excluding securitization gain and non-recurring costs to address operational and customer experience issues are supplemental performance measures that our management uses to assess our operating performance and the operating leverage in our business. Because each of these non-GAAP financial measures facilitate internal comparisons of our historical operating performance on a more consistent basis, we use these measures for business planning purposes.

EBITDA

We calculate EBITDA as net loss before interest expense, interest income, income tax expense and depreciation and amortization expense.

Adjusted EBITDA

We calculate Adjusted EBITDA as EBITDA adjusted to exclude severance costs, gain on debt extinguishment, goodwill impairment charge, and acquisition related costs. Changes in fair value of financial instruments can fluctuate significantly from period to period and previously related primarily to historical loans and debt which have been securitized, and acquired on February 1, 2022 from UACC. Our ongoing business model is to originate or purchase finance receivables with the intent to sell which we recognize at the lower of cost or fair value. As a result of current market conditions, the financial instruments related to the 2022-2 and 2023-1 securitization transactions are recognized on balance-sheet and accounted for under the fair value option. See Note 16 — Financial Instruments and Fair Value Measurements to our condensed consolidated financial statements included in our Quarterly Report on Form 10-Q for the three months ended March 31, 2023. As a result, the majority of our finance receivables are now carried at fair value and a significant portion of the risk of loss associated with these finance receivables have been retained by UACC. We therefore have determined we will no longer make any adjustments for such fluctuations in fair value to our Adjusted EBITDA results. We have recast the prior period presented to conform to current period presentation. We may account for future securitizations as on balance sheet transactions depending on the market conditions.

Adjusted EBITDA excluding non-recurring costs to address operational and customer experience issues

We calculate Adjusted EBITDA excluding non-recurring costs to address operational and customer experience issues as Adjusted EBITDA adjusted to exclude the non-recurring costs incurred to address operational and customer experience issues, including rental cars for our customers and legal settlements with customers and state DMVs. While we expect to continue to incur these costs over the next few quarterly periods, we do not expect these costs to continue to be incurred once our operational issues have been resolved.

Adjusted EBITDA excluding securitization gain

We calculate Adjusted EBITDA excluding securitization gain as Adjusted EBITDA adjusted to exclude the securitization gain from the sale of UACC's finance receivables, and believe that it provides a useful perspective on the underlying operating results and trends and a means to compare our period-over-period results.

Adjusted EBITDA excluding securitization gain and non-recurring costs to address operational and customer experience issues

We calculate Adjusted EBITDA excluding securitization gain and non-recurring costs to address operational and customer experience issues as Adjusted EBITDA adjusted to exclude the securitization gain from the sale of UACC’s finance receivables and the non-recurring costs incurred to address operational and customer experience issues.

The following table presents a reconciliation of the foregoing non-GAAP financial measures to net loss, which is the most directly comparable U.S. GAAP measure:

	Three Months Ended March 31,
	2023	2022
	(in thousands)
Net loss	$(75,044)	$(310,459)
Adjusted to exclude the following:
Interest expense	9,919	9,380
Interest income	(5,942)	(3,952)
Provision (benefit) for income taxes	273	(23,240)
Depreciation and amortization	10,637	7,895
EBITDA	$(60,157)	$(320,376)
Severance costs	$4,104	$—
Gain on debt extinguishment	(8,709)	—
Goodwill impairment charge	—	201,703
Acquisition related costs	—	5,653
Adjusted EBITDA	$(64,762)	$(113,020)
Non-recurring costs to address operational and customer experience issues	659	1,000
Adjusted EBITDA excluding non-recurring costs to address operational and customer experience issues	$(64,103)	$(112,020)
Securitization gain	—	(29,617)
Adjusted EBITDA excluding securitization gain	$(64,762)	$(142,637)
Adjusted EBITDA excluding securitization gain and non-recurring costs to address operational and customer experience issues	$(64,103)	$(141,637)

FIRST QUARTER 2023 AS COMPARED TO FOURTH QUARTER 2022

	Three Months Ended March 31,	Three Months Ended December 31,
	2023	2022	Change	% Change
	(in thousands, except unit data)
Total revenues	$196,467	$209,349	$(12,882)	(6.2)%
Total gross profit	$38,805	$29,459	$9,346	31.7%
Ecommerce units sold	3,933	4,144	(211)	(5.1)%
Ecommerce revenue	$135,633	$141,758	$(6,125)	(4.3)%
Ecommerce gross profit	$10,035	$5,110	$4,925	96.4%
Vehicle gross loss per ecommerce unit	$(151)	$(1,346)	$1,195	88.8%
Product gross profit per ecommerce unit	2,703	2,579	124	4.8%
Total gross profit per ecommerce unit	$2,552	$1,233	$1,319	107.0%
Wholesale units sold	1,169	1,768	(599)	(33.9)%
Wholesale revenue	$13,895	$23,039	$(9,144)	(39.7)%
Wholesale gross profit (loss)	$62	$(4,359)	$4,421	101.4%
Wholesale gross profit (loss) per unit	$53	$(2,465)	$2,518	102.2%
Retail Financing revenue	$31,988	$32,537	$(549)	(1.7)%
Retail Financing gross profit	$25,774	$28,744	$(2,970)	(10.3)%
Total selling, general, and administrative expenses	$96,537	$90,760	$5,777	6.4%

	Three Months Ended March 31,	Three Months Ended December 31,
	2023	2022	Change	% Change
	(in thousands)
Net (loss) income	$(75,044)	$24,765	$(99,809)	(403.0)%
Adjusted to exclude the following:
Interest expense	9,919	12,076	(2,157)	(17.9)%
Interest income	(5,942)	(6,372)	430	6.7%
Provision for income taxes	273	2,405	(2,132)	(88.6)%
Depreciation and amortization	10,637	10,702	(65)	(0.6)%
EBITDA	$(60,157)	$43,576	$(103,733)	(238.1)%
Severance costs	$4,104	$—	$4,104	100.0%
Gain on debt extinguishment	(8,709)	(126,767)	118,058	93.1%
Realignment costs	—	2,253	(2,253)	(100.0)%
Acceleration of non-cash stock-based compensation	—	2,439	(2,439)	(100.0)%
Other	—	3,679	(3,679)	(100.0)%
Adjusted EBITDA	$(64,762)	$(74,820)	$10,058	13.4%
Non-recurring costs to address operational and customer experience issues	659	374	285	76.2%
Adjusted EBITDA excluding non-recurring costs to address operational and customer experience issues	$(64,103)	$(74,446)	$10,343	(13.9)%
Securitization gain	—	—	—	0.0%
Adjusted EBITDA excluding securitization gain	$(64,762)	$(74,820)	$10,058	13.4%
Adjusted EBITDA excluding securitization gain and non-recurring costs to address operational and customer experience issues	$(64,103)	$(74,446)	$10,343	13.9%

Conference Call & Webcast Information

Vroom management will discuss these results and other information regarding the Company during a conference call and audio webcast Wednesday, May 10, 2023 at 8:30 a.m. ET.

To access the conference call, please register at this embedded link. Registered participants will be sent a unique PIN to access the call. A listen-only webcast will also be available via the same link and at ir.vroom.com. An archived webcast of the conference call will be accessible on the website within 48 hours of its completion.

About Vroom (Nasdaq: VRM)

Vroom is an innovative, end-to-end ecommerce platform that offers a better way to buy and a better way to sell used vehicles. The Company’s scalable, data-driven technology brings all phases of the vehicle buying and selling process to consumers wherever they are and offers an extensive selection of vehicles, transparent pricing, competitive financing, and contact-free, at-home pick-up and delivery. For more information visit www.vroom.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements regarding expected timelines with respect to, our execution of and the expected benefits from our long term roadmap and cost-saving initiatives, including our reductions in force; our future results of operations and financial position, including our ability to improve our unit economics and future growth, including with respect to our liquidity and our plans to enhance liquidity and strengthen our balance sheet. These statements are based on management’s current assumptions and are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. For factors that could cause actual results to differ materially from the forward-looking statements in this press release, please see the risks and uncertainties identified under the heading "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2022, as updated by our Quarterly report on Form 10-Q for the quarter ended March 31, 2023, which is available on our Investor Relations website at ir.vroom.com and on the SEC website at www.sec.gov. All forward-looking statements reflect our beliefs and assumptions only as of the date of this press release. We undertake no obligation to update forward-looking statements to reflect future events or circumstances.

Investor Relations:

Vroom

Jon Sandison

investors@vroom.com

Media Contact:

Vroom

Chris Hayes

chris.hayes@vroom.com

VROOM, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)

(unaudited)

	As of March 31,	As of December 31,
	2023	2022
ASSETS
Current Assets:
Cash and cash equivalents	$316,714	$398,915
Restricted cash (including restricted cash of consolidated VIEs of $48.0 million and $24.7 million, respectively)	71,994	73,095
Accounts receivable, net of allowance of $10.0 million and $21.5 million, respectively	10,077	13,967
Finance receivables at fair value (including finance receivables of consolidated VIEs of $12.1 million and $11.5 million, respectively)	13,091	12,939
Finance receivables held for sale, net (including finance receivables of consolidated VIEs of $163.7 million and $305.9 million, respectively)	186,777	321,626
Inventory	212,982	320,648
Beneficial interests in securitizations	7,976	20,592
Prepaid expenses and other current assets	59,357	58,327
Total current assets	878,968	1,220,109
Finance receivables at fair value (including finance receivables of consolidated VIEs of $508.3 million and $119.6 million, respectively)	523,179	140,235
Property and equipment, net	51,427	50,201
Intangible assets, net	152,155	158,910
Operating lease right-of-use assets	21,741	23,568
Other assets	24,166	26,004
Total assets	$1,651,636	$1,619,027
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$28,861	$34,702
Accrued expenses	58,492	76,795
Vehicle floorplan	147,428	276,988
Warehouse credit facilities of consolidated VIEs	124,247	229,518
Current portion of securitization debt of consolidated VIEs at fair value	261,746	47,239
Deferred revenue	13,037	10,655
Operating lease liabilities, current	9,021	9,730
Other current liabilities	15,251	17,693
Total current liabilities	658,083	703,320
Long term debt, net of current portion (including securitization debt of consolidated VIEs of $199.2 million and $32.6 million at fair value, respectively)	554,655	402,154
Operating lease liabilities, excluding current portion	18,278	20,129
Other long-term liabilities	18,382	18,183
Total liabilities	1,249,398	1,143,786
Commitments and contingencies (Note 13)
Stockholders’ equity:
Common stock, $0.001 par value; 500,000,000 shares authorized as of March 31, 2023 and December 31, 2022; 138,802,011 and 138,201,903 shares issued and outstanding as of March 31, 2023 and December 31, 2022, respectively	135	135
Additional paid-in-capital	2,077,839	2,075,798
Accumulated deficit	(1,675,736)	(1,600,692)
Total stockholders’ equity	402,238	475,241
Total liabilities and stockholders’ equity	$1,651,636	$1,619,027

VROOM, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share amounts)

(unaudited)

	Three Months Ended March 31,
	2023	2022
Revenue:
Retail vehicle, net	$135,270	$707,186
Wholesale vehicle	13,895	139,984
Product, net	11,500	24,449
Finance	31,988	47,687
Other	3,814	4,469
Total revenue	196,467	923,775
Cost of sales:
Retail vehicle	135,724	695,509
Wholesale vehicle	13,833	142,737
Product	897	—
Finance	6,214	2,724
Other	994	1,165
Total cost of sales	157,662	842,135
Total gross profit	38,805	81,640
Selling, general and administrative expenses	96,537	187,994
Depreciation and amortization	10,531	7,856
Impairment charges	—	201,703
Loss from operations	(68,263)	(315,913)
Gain on debt extinguishment	(8,709)	—
Interest expense	9,919	9,380
Interest income	(5,942)	(3,952)
Other loss, net	11,240	12,358
Income (loss) before provision for income taxes	(74,771)	(333,699)
Provision (benefit) for income taxes	273	(23,240)
Net loss	$(75,044)	$(310,459)
Net loss per share attributable to common stockholders, basic	$(0.54)	$(2.26)
Weighted-average number of shares outstanding used to compute net loss per share attributable to common stockholders, basic	138,530,884	137,259,629

VROOM, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Three Months Ended March 31,
	2023	2022
Operating activities
Net loss	$(75,044)	$(310,459)
Adjustments to reconcile net loss to net cash used in operating activities:
Impairment charges	—	201,703
Gain on debt extinguishment	(8,709)	—
Depreciation and amortization	10,637	7,895
Amortization of debt issuance costs	1,115	1,254
Realized gains on securitization transactions	—	(29,617)
Deferred taxes	—	(23,855)
Losses on finance receivables and securitization debt, net	16,603	15,725
Stock-based compensation expense	2,041	3,629
Provision to record inventory at lower of cost or net realizable value	(7,315)	469
Provision for bad debt	(422)	5,853
Provision to record finance receivables held for sale at lower of cost or fair value	(1,251)	158
Amortization of unearned discounts on finance receivables at fair value	(5,320)	(3,942)
Other, net	(5,067)	(274)
Changes in operating assets and liabilities:
Finance receivables, held for sale
Originations of finance receivables held for sale	(143,174)	(118,861)
Principal payments received on finance receivables held for sale	20,731	2,659
Proceeds from sale of finance receivables held for sale, net	—	272,309
Other	1,850	(1,705)
Accounts receivable	4,312	(4,331)
Inventory	114,981	(15,453)
Prepaid expenses and other current assets	13,006	6,928
Other assets	1,838	(2,763)
Accounts payable	(5,841)	(6,824)
Accrued expenses	(18,915)	8,036
Deferred revenue	2,382	(2,449)
Other liabilities	(3,459)	(21,163)
Net cash used in operating activities	(85,021)	(15,078)
Investing activities
Finance receivables at fair value
Purchases of finance receivables at fair value	(3,392)	—
Principal payments received on finance receivables at fair value	41,850	33,570
Proceeds from sale of finance receivables at fair value, net	—	29,043
Consolidation of VIEs	11,409	—
Principal payments received on beneficial interests	2,144	714
Purchase of property and equipment	(5,193)	(7,096)
Acquisition of business, net of cash acquired of $47.9 million	—	(268,194)
Net cash provided by (used in) investing activities	46,818	(211,963)
Financing activities
Proceeds from borrowings under secured financing agreements	238,735	—
Principal repayment under secured financing agreements	(42,784)	(68,402)
Proceeds from vehicle floorplan	41,180	801,971
Repayments of vehicle floorplan	(170,740)	(744,831)
Proceeds from warehouse credit facilities	135,900	49,000
Repayments of warehouse credit facilities	(241,351)	(227,067)
Repurchases of convertible senior notes	(5,883)	—
Other financing activities	(156)	(875)
Net cash used in financing activities	(45,099)	(190,204)
Net decrease in cash, cash equivalents and restricted cash	(83,302)	(417,245)
Cash, cash equivalents and restricted cash at the beginning of period	472,010	1,214,775
Cash, cash equivalents and restricted cash at the end of period	$388,708	$797,530

VROOM, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (continued)

(in thousands)

(unaudited)

Supplemental disclosure of cash flow information:
Cash paid for interest	$12,335	$5,991
Cash paid for income taxes	$1,189	$40
Supplemental disclosure of non-cash investing and financing activities:
Finance receivables from consolidation of 2022-2 securitization transaction	$180,706	$—
Elimination of beneficial interest from the consolidation of 2022-2 securitization transaction	$9,811	$—
Securitization debt from consolidation of 2022-2 securitization transaction	$186,386	$—
Reclassification of finance receivables held for sale to finance receivables at fair value, net	$248,081	$—
Fair value of beneficial interests received in securitization transactions	$—	$16,473